EXHIBIT 99.2

PUBLIC MEDIA, INC.

UNAUDITED INTERIM FINANCIAL STATEMENTS

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2005

PUBLIC MEDIA, INC.

Balance Sheets

(unaudited)

June 30, 2005 and December 31, 2004

ASSETS

	2005	2004
Current assets:

Cash and cash equivalents	$191,000	$170,596

Accounts receivable, net of allowances of $1,352,738 - 2005; $939,429 - 2004	4,034,066	5,631,853

Inventories	1,216,666	1,286,147

Royalty and distribution fee advances	771,750	656,548

Prepaid expenses and other assets	32,067	67,502

Total current assets	6,245,549	7,812,646

Noncurrent inventories, principally production costs	1,189,581	1,455,908

Property and equipment, net	795,765	887,082

Investment in affiliate	1,004,028	1,054,028

Other assets	164,383	164,383

	$9,399,306	$11,374,047

See accompanying notes to unaudited interim financial statements

LIABILITIES AND SHAREHOLDERS’ EQUITY

	2005	2004
Current Liabilities

Accounts payable	$1,413,240	$1,370,888

Accrued liabilities	265,129	425,537

Accrued royalties and distribution fees	2,419,549	3,480,063

Current portion of long-term debt	252,922	262,792

Current portion of deferred compensation	—	23,949

Total current liabilities	4,350,840	5,563,229

Long-term debt, less current portion	1,874,888	1,795,192

Deferred compensation, less current portion	127,000	127,000

Total Liabilities	6,352,728	7,485,421

Shareholders’ equity:

Common stock, par value $.01, authorized 20,000 shares, issued and outstanding 13,265 shares	133	133

Additional paid-In capital	2,499,900	2,499,900

Accumulated earnings	546,545	1,388,593

Net shareholders’ equity	3,046,578	3,888,626

	$9,399,306	$11,374,047

See accompanying notes to unaudited interim financial statements

PUBLIC MEDIA, INC.

Statements of Operations

(unaudited)

For the Three Months Ended June 30, 2005 and 2004

	2005	2004

NET REVENUES	$6,039,225	$6,417,604

OPERATING COSTS AND EXPENSEES:

Costs of sales	4,847,638	4,761,318

Selling expenses	506,811	408,273

General and administrative expenses	854,843	807,023

	6,209,292	5,976,614

EARNINGS (LOSS) FROM OPERATIONS	(170,067)	440,990

OTHER EXPENSES (INCOME):

Interest expense, net	29,641	30,190

Other	(19)	49,538

	29,622	79,728

EARNINGS (LOSS) BEFORE TAXES	(199,689)	361,262

INCOME TAXES	(2,995)	6,239

NET EARNINGS (LOSS)	$(196,694)	$355,023

See accompanying notes to unaudited interim financial statements

PUBLIC MEDIA, INC.

Statements of Operations

(unaudited)

For the Six Months Ended June 30, 2005 and 2004

	2005	2004

NET REVENUES	$13,039,964	$14,097,546

OPERATING COSTS AND EXPENSEES:

Costs of sales	9,994,849	10,470,912

Selling expenses	953,911	768,802

General and administrative expenses	1,705,853	1,547,566

	12,654,613	12,787,280

EARNINGS FROM OPERATIONS	385,351	1,310,266

OTHER EXPENSES (INCOME):

Interest expense, net	56,551	60,658

Other	(34)	49,536

	56,517	110,194

EARNINGS BEFORE TAXES	328,834	1,200,072

INCOME TAXES	4,933	18,821

NET EARNINGS	$323,901	$1,181,251

See accompanying notes to unaudited interim financial statements

PUBLIC MEDIA, INC.

Statements of Cash Flows

(unaudited)

For the Six Months Ended June 30, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$323,901	$1,181,251
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Amortization of production costs	1,046,055	530,489
Depreciation and other amortization	118,831	128,448
Change in provision for estimated doubtful accounts, sales returns and other credits	127,238	(194,324)
Provision for lower of cost or market inventory writedowns	95,000	32,963
Gain on sale of assets	—	(69,216)
Changes in assets and liabilities associated with operating activities:
Accounts receivable	1,470,549	642,060
Inventories	(25,519)	(406,974)
Royalty and distribution fee advances	(115,202)	(112,412)
Production cost expenditures	(779,728)	(918,092)
Prepaid expenses and other assets	35,435	33,817
Accounts payable	(148,648)	(370,027)
Accrued royalties	(1,084,463)	(283,104)
Accrued liabilities	30,593	107,290

Net cash provided by operating activities	1,094,042	302,169

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital Expenditures	$(27,514)	$(31,864)
Investment in affiliate	—	(150,000)
Distribution from affiliate	50,000	—

Net cash provided by (used in) continuing investing activities	22,486	(181,864)

See accompanying notes to unaudited interim financial statements

	2005	2004
CASH FLOWS FROM FINANCING ACTIVITIES:

Borrowings under revolving credit facility	$246,427	$46,107
Repayments of long-term debt	(176,601)	(181,068)
Distributions paid	(1,165,950)	—

Net cash used in financing activities	(1,096,124)	(134,961)

NET INCREASE (DECREASE) IN CASH:	20,404	(14,656)

Cash and cash equivalent at beginning of period	170,596	29,093

Cash and cash equivalent at end of period	$191,000	$14,437

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest	$56,551	$60,657
Income taxes	$—	$—

See accompanying notes to unaudited interim financial statements

PUBLIC MEDIA, INC.

Notes To Interim Financials Statements

(Unaudited)

Note 1.     Nature of Operations.

Public Media, Inc. (the “Company”) is engaged principally in the distribution of video productions and motion pictures.  We sell and license these productions and films to its customers located throughout the United States and Canada, which include wholesalers, retailers and other organizations.

Note 2.     Basis of Presentation.

The accompanying unaudited interim condensed consolidated financial statements for Public Media, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and do not include all information and notes required for complete financial statements.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for fair presentation have been included.  Certain items in the 2004 financial statements have been reclassified to conform to the 2005 presentation.

Due to the seasonal nature of our business and other factors such as the strength of our new release schedule, interim results are not necessarily indicative of the results that may be expected for the entire fiscal year.

Note 3.     Income Taxes.

We elected S corporation status effective January 1, 2004.  Earnings and losses after that date will be included in the personal income tax returns of the shareholders and taxed depending on their personal tax strategies.  Accordingly, we will not incur additional federal income tax obligations, and future financial statements will not include a provision for income taxes.  Prior to this change, income taxes currently payable and deferred income taxes related primarily to differences between the financial basis of property and equipment, inventory costs and the allowance for doubtful accounts, and their tax basis were recorded in the financial statements.  However, we are subject to an Illinois replacement tax which is included in provision for taxes for the 2005 and 2004 periods presented.

Note 4.     Long-term debt.

Long-term debt at June 30, 2005 and December 31, 2004 is as follows:

	2005	2004
Notes payable to bank	$220,171	$273,744

Bank credit line	300,000	—

Notes payable to shareholder	1,607,639	1,784,240

	2,127,810	2,057,984

Less current portion of long-term debt	(252,922)	(262,792)

Long-term debt, less current portion	$1,874,888	$1,795,192

Under the November 7, 2001 credit agreement with National City Bank of the Midwest, as amended, we have a maximum $3.9 million revolving line of credit and two term loans with a maximum availability of $300,000 each.  The agreement expires November 7, 2006.  Borrowings under the agreement are secured by substantially all of our assets.  The term loans are payable at $5,000 per month principal and interest through their maturity in November 2006.  Borrowings under the agreement bear interest at LIBOR plus 2.25% (5.57% at June 30, 2005). The loans require us to meet certain financial covenants.  We were in compliance with its financial covenants at June 30, 2005.  The notes payable to shareholder are unsecured and bear interest at 5% and are due January 2008.